Exhibit 10.4
Amendments to
Visteon Corporation Deferred Compensation Plan for Non-Employee Directors
June 10, 2009
     Section 2(a) of the Visteon Corporation Deferred Compensation Plan for Non-Employee Directors (the “Plan”) is amended by adding a new subaccount under the Plan, as follows:
“Post-Petition Voluntary Deferral Subaccount” means the amount credited to the Participant’s Account on and after June 1, 2009, as a result of the Participant’s election to make Voluntary Deferrals plus interest credited as of the last day of each month prior to distribution. The interest rate for any calendar year will be a rate that, when credited and compounded monthly, equals the annual rate of interest on 10-year Treasury securities for the first day in the September immediately preceding the first day of the year for which interest is being paid. The interest credited for any month will be equal to one-twelfth of the product obtained by multiplying the balance of the Participant’s Post-Petition Voluntary Deferral Subaccount on the first day of the month by the applicable interest rate for the year.”
     Section 4(b) of the Plan is amended by adding a new sentence at the end thereof to read as follows:
“Notwithstanding the foregoing provisions of this Section 4(b), this Section 4(b) shall not apply to Voluntary Deferrals made by or on behalf of a Participant with respect to remuneration for services as a non-employee member of the Board on or after June 1, 2009, and such Voluntary Deferrals shall be credited to the Participant’s Post-Petition Voluntary Deferral Subaccount.”
     Section 4(c) of the Plan is amended to read as follows:
“Each Participant shall at all times be 100% vested in his or her Voluntary Deferral Subaccount and Post-Petition Voluntary Deferral Subaccount.”
     Section 6(a) of the Plan is amended by adding a new sentence at the end thereof to read as follows:
“Notwithstanding the foregoing provisions of this Section 6(a), this Section 6(a) shall not apply to cash dividends payable on or after June, 2009, and any such dividends shall be reflected in a separate subaccount under the Plan.”